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                                  Exhibit 7.1
                                  -----------

                         TURKEY VULTURE FUND XIII, LTD.
                               7001 Center Street
                              Mentor, Ohio  44060
                                  216-951-1111
                                   Telecopier
                                  216-255-8645


                                 July 23, 1997


VIA FEDERAL EXPRESS
-------------------

Ms. Lorraine O. Legg, President
Meridian Point Realty Trust '83
655 Montgomery Street, Suite 800
San Francisco, CA  94111

Dear Ms. Legg:

     As you are aware from the Schedule 13D filed by Turkey Vulture Fund XIII, Ltd. (the "Fund") with the Securities and Exchange Commission on July 19, 1996, the Fund holds more than 5% of the outstanding shares of Meridian Point Realty Trust '83 ("Meridian '83").

     The Amended and Restated Declaration of Trust of Meridian '83 provides, in
Section 9.4. that shareholders of Meridian '83 shall have the same rights to inspect the records of Meridian '83 as are provided to shareholders of California corporations. Accordingly, pursuant to Section 1600 of the California General Corporation law, please send, or instruct the transfer agent of Meridian '83 to send, to the Fund at the above address:

     1. A list of the record holders of shares of Meridian '83 showing the names and addresses of, and the number of shares held by, each shareholder as of the most recently-available date;

     2. All information in Meridian '83's possession, or which can reasonably be obtained from nominees of any central certificate depository system, concerning the number and identity of the actual beneficial owners of Meridian '83's stock, including an alphabetical breakdown of any holdings in the respective names of Cede & Co., Kray & Co., Philadep and DLJ, and other similar depositaries or nominees; and

     3. A list of non-objecting beneficial owners, which is available to Meridian '83 from brokers and dealers pursuant to Rule 14b-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and from banks pursuant to Rule 14b-2 of the 1934 Act.

     Please provide the foregoing requested information in computer disk or tape format, with such computer processing data as is necessary to make us of such computer disk or tape, and a printout of such list for verification purposes.


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     The Fund will bear the reasonable costs incurred by Meridian '83 (including those of its transfer agent) in connection with the production of the above information.

     As required by Section 1600 of the California General Corporation law, please provide this information within five business days of your receipt of this letter.

     The Fund hereby designates and authorizes Kohrman Jackson & Krantz, P.L.L., their employees, and any other persons designated by them or by the undersigned, acting alone or in any combination, to receive the information and to conduct the inspection requested. A copy of the power of attorney, executed on July 23, 1997, is appended to this letter. The Fund's letter agreeing to maintain the confidentiality of the requested information is also attached hereto.

     The purpose of the requested information is to ascertain the names and addresses of other shareholders in order to communicate with them concerning corporate affairs relating to our mutual interests as shareholders.

     Please advise Marc C. Krantz ((216) 696-8700), Kohrman Jackson & Krantz P.L.L., 20th Floor, One Cleveland Center, Cleveland, Ohio 44114, where and when the requested information will be sent or made otherwise available to the designated agents of the undersigned.

     Thank you in advance for your prompt forwarding of the requested information.

                                Very truly yours,

                                TURKEY VULTURE FUND XIII, LTD.



                                By: /s/ Richard M. Osborne
                                    ___________________________
                                    Richard M. Osborne, Manager


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